UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _______________________________________

FORM 8-K
 _______________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2015
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ENABLE MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)
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Delaware	1-36413	72-1252419
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Leadership Square
211 North Robinson Avenue
Suite 950
Oklahoma City, Oklahoma 73102
(Address of principal executive offices)
(Zip Code)

Registrant's telephone number, including area code: (405) 525-7788
 _______________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On May 5, 2015, William D. Rogers and Stephen E. Merrill were appointed as alternate directors to the board of directors (the “Board”) of Enable GP, LLC (“Enable GP), the general partner of Enable Midstream Partners, LP. Mr. Rogers was appointed as an alternate director by CenterPoint Energy, Inc. (“CenterPoint Energy”), and Mr. Merrill was appointed as an alternate director by OGE Energy Corp. (“OGE Energy”). Mr. Rogers currently serves as Executive Vice President and Chief Financial Officer of CenterPoint Energy, and Mr. Merrill currently serves as Chief Financial Officer of OGE Energy. As alternate directors, Mr. Rogers and Mr. Merrill are entitled to receive notice of and attend meetings of the Board in an observer capacity unless they are serving in place of a director designated by the party who appointed them. Alternate directors, in the sole discretion of the party that appointed them, can serve in place of a designated director of such party at any meeting of the Board or in connection with any action or approval of the Board. When serving in place of a director, Mr. Rogers and Mr. Merrill will be entitled to the same rights and obligations as other members of the Board.

Neither the Enable GP nor the Partnership has entered into any material contract, plan or arrangement with, or will provide any compensation to, either Mr. Rogers or Mr. Merrill. There are no material arrangements or understandings between either Mr. Rogers or Mr. Merrill and any other person pursuant to which either Mr. Rogers or Mr. Merrill was appointed to serve as an alternate director that are not described above. Neither Mr. Rogers nor Mr. Merrill have been appointed, or are currently expected to be appointed, to any committee of the Board.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enable Midstream Partners, LP

By:	Enable GP, LLC,
its general partner

By:	/s/ J. Brent Hagy
J. Brent Hagy
Vice President, Deputy General Counsel, Secretary, and Chief Ethics & Compliance Officer

Date: May 11, 2015